EXHIBIT 23.1
                          INDEPENDENT AUDITORS' CONSENT






The Board of Directors Win or Lose Acquisition Corporation


       As independent public accountants, we hereby consent to the inclusion in this registration statement on Form S-1 of our report on the Balance Sheet of Win or Lose Acquisition Corporation as of December 20, 2000, and the related statements of operations, stockholders equity and cash flow for the period from December 1, 2000 (Inception) through December 20, 2000. We also consent to the references to our firm in the "Experts" section of the Prospectus.




/s/ Want & Ender
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Want & Ender, CPA, PC
December 20, 2000